EXHIBIT 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in each of the Prospectuses constituting part of the Registration
Statements of Diamond Shamrock, Inc. on Form S-3 (Nos. 33-67166
and 33-59451) filed on August 9, 1993 and May 19, 1995 respectively, and on Form S-8 (Nos. 33-15268, 33-34306, 33-47761, 33-50573,
33-59025, and 33-64645) filed on June 22, 1987,
April 13, 1990, May 6, 1992,  October 6, 1993, May 2, 1995, and
November 30, 1995 respectively, of our report dated February 23, 1996, which includes an explanatory paragraph with respect to the Company's change in its method of accounting for its long-term shared cost liability, which is attached as Exhibit 13.3 to this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial
Statement Schedules, which is included in Item 14(a)(2) of this Form 10-K.


/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP


San Antonio, Texas
March 21, 1996

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